EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 27, 2012, in Magnolia Solar Corporation’s annual report for the fiscal year ended December 31, 2011, related to the consolidated financial statements of Magnolia Solar Corporation as of December 31, 2011 and for the year then ended, which appear in Magnolia Solar Corporation’s Registration Statement on Form S-8 filed on or about February 7, 2013.

/s/ KBL, LLP
New York, NY
February 7, 2013